Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES

THIRD QUARTER 2005 RESULTS

-Net Occupancy Increases by 457 Units-

-Rental Income Increases 4% Over Prior Quarter-

-79 Communities Slated For Sale -

DENVER, CO — (BUSINESS WIRE) — November 14, 2005 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the third quarter and nine months ended September 30, 2005.  In September, as previously announced, the Board of Directors of the Company authorized the sale of up to 79 communities.  The Company has since undertaken plans to sell up to 71 communities in an auction format and plans to sell the remaining communities in private party transactions or through brokers.  As a result, current and prior period results, including occupancy data, have been recast to reflect the Company’s pending sale of 79 home communities as discontinued operations.  The Company will continue to own and operate these communities through the date of sale and there can be no assurances that any of these sales will occur.

Consolidated gross revenue for the third quarter of 2005 was $59.2 million, compared to $61.5 million in the second quarter of 2005 and $48.3 million in the third quarter of 2004.  Net loss to common shareholders for the third quarter of 2005 was ($126.9) million, or ($3.10) per share, compared to a net loss of ($18.2) million, or ($0.45) per share, in the second quarter of 2005, and a net loss of ($17.2) million, or ($0.42) per share, in the comparable quarter last year. Funds from operations (FFO1) available to common shareholders for the third quarter of 2005 was a loss of ($107.8) million, or ($2.64) per share, compared to FFO income of $0.5 million, or $0.01 per share, in the second quarter of 2005 and $2.6 million, or $0.06 per share, in the comparable quarter last year. Net loss and FFO in the third quarter of 2005 includes non-cash charges, net of related minority interest, of $100.1 million, or ($2.45) per share, associated with the discontinuance of 79 communities held for sale and impairment of goodwill as described below.

Third quarter 2005, as compared to the second quarter 2005, reflects stable results in its communities segment and higher losses in its retail home sales segment.  Communities’ net segment income reflects higher rental income due to occupancy improvements offset by higher expenses primarily for utility costs, including rate increases, not offset by recoveries from residents, and seasonal repairs and maintenance. Net occupancy increased by 457 residents during the third quarter of 2005 to overall occupancy of 87.5%.  Including all the discontinued communities that the Company will operate through the closing of any sales transactions, overall occupancy was 85.4%.  Overall occupancy reflects a net decrease of 0.3% on 157 lots removed from our homesite count, as part of the Company’s continuing review of operations.  The retail net segment loss increase reflects lower volume, gross margin and higher operating expenses. Additionally, the Company incurred higher interest expense from the issuance of its 7 ½% Senior Exchangeable Notes in August. The Company has recently taken steps to modify its marketing programs and address retail segment costs including the elimination of more than 150 positions.

General and administrative expenses in the third quarter of 2005 increased over the second quarter as a result of a reserve established related to anticipated employee separation expense.

FFO in the third quarter of 2005, as compared to the third quarter of 2004, reflects improved community segment operating results from higher occupancy that were more than offset by lower home sales margins. The Company also incurred higher interest, general and administrative expenses and property management expenses.

Larry Willard, Chairman and Chief Executive Officer, commented, “From a business strategy standpoint, we are in the process of evaluating the operations and budgets of the entire Company as we seek to achieve sustainable profitability. It is important to understand that this will be an evolutionary process, not one that will change overnight, but with the previously announced sale of assets the process has started. Our goal at the community level is to improve operations by controlling costs and enhancing revenue sources. At the retail level our goal is to support occupancy initiatives while sharpening our pricing and margins in our sales and leasing transactions and containing our costs.”

In connection with the community sales, the Company recorded a non-cash charge of $34.8 million during the third quarter of 2005, in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, related to the communities in which the Company expects to incur a loss.  The Company will record any gains related to communities sold only when the sales close.  There can be no assurance, however, that the Company will recognize gains on the sales of any of the communities, or that all or any of the sales will, in fact, occur.

The Company also recorded a $69.8 million charge to write off all of its remaining goodwill in the third quarter of 2005 in accordance with the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets.”  The Company recorded this charge based on the decrease in the market value of the Company’s common and preferred equity interests.  In accordance with SFAS No. 144, the Company previously allocated $15.5 million of goodwill to the 79 discontinued communities included in assets held for sale.

Balance Sheet

At the end of September 30, 2005, the Company had $1.1 billion of debt in continuing operations, including $776.8 million of fixed and variable rate mortgages secured by the Company’s manufactured home communities, $96.6 million of its unsecured 7 ½% Senior Exchangeable Notes, $69.0 million outstanding on its $150.0 million lease receivables line of credit, $58.8 million of variable rate mortgages outstanding on its $85.0 million revolving credit mortgage facility, $25.8 million of unsecured trust preferred securities, $24.2 million outstanding under its $50.0 million floorplan facility, and $14.0 million outstanding on its $125.0 million consumer finance line of credit.  As previously announced, it is likely that the Company will seek to partially reduce its total debt outstanding with a portion of the proceeds from the sales of 79 of its communities.

The Company has completed an amendment to its lease receivables line of credit that has increased the aggregate line to $150 million from $75 million and increased the interest rate to 4.125% over one-month LIBOR from 3.25% over one-month LIBOR.  The Company also extended the maturity of the $85.0 million revolving credit mortgage facility to September 2006 and amended its floorplan line of credit to permit aggregate borrowings of $35 million.

The weighted average interest rate on the Company’s debt was 6.72% at September 30, 2005, and approximately 89% of the Company’s debt is not due until 2008 or later assuming its senior variable rate debt due 2006 is extended in accordance with the terms of the current debt agreement.  Fixed rate debt was approximately 81% of total debt, including the impact of the Company’s interest rate swaps.

Dividends

As previously announced, the Board of Directors declared a $0.515625 dividend on its Series A Cumulative Redeemable Preferred Stock, and $0.39 per unit on the Series C Preferred Operating Partnership Units of Affordable Residential Communities LP. The dividends were payable on October 30, 2005 to shareholders of record on October 15, 2005.  The Company also announced that its Board of Directors eliminated the quarterly distribution on its common stock and on the operating partnership units of its affiliate, Affordable Residential Communities LP, for the quarter ending September 30, 2005. The Board will review the payment of dividends on a quarterly basis.

Third Quarter 2005 Conference Call

The Company will host a conference call, today, Monday, November 14, 2005, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call also can be accessed live over the phone by dialing 1-877-704-5384 or 1-913-312-1297 for international callers.

A replay will be available one hour after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 5703410. The replay will be available from November 14, 2005 through November 21, 2005, and will also be archived on ARC’s website.

Non-GAAP Terminology

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 49,491 homesites located in 237 communities in 21 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT

Affordable Residential Communities Inc.
Lawrence Kreider, Chief Financial Officer

(866) 847-8931

investor.relations@aboutarc.com

or

Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Affordable Residential Communities Inc.

Unaudited Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
	2005	2005	2004	2005	2004
Revenue
Rental income	$41,781	$43,519	$40,832	$126,661	$110,473
Sales of manufactured homes	14,773	9,795	3,075	30,752	5,391
Utility and other income	4,761	5,657	4,376	14,887	11,547
Net consumer finance interest income	155	273	29	477	45
Total revenue	61,470	59,244	48,312	172,777	127,456
Expenses
Property operations	15,484	17,645	16,588	48,822	40,423
Real estate taxes	3,563	3,453	3,312	10,480	9,260
Cost of manufactured homes sold	12,889	10,516	2,825	29,215	4,830
Retail home sales, finance and insurance	4,112	5,679	3,095	12,996	5,083
Property management	2,494	3,087	1,978	7,846	5,046
General and administrative	6,259	7,102	4,441	18,720	23,550
Initial public offering related costs	—	—	—	—	4,417
Early termination of debt	—	—	3,258	—	16,685
Depreciation and amortization	18,034	18,546	14,949	51,625	40,667
Goodwill impairment	—	69,774	—	69,774	—
Interest expense	14,667	16,989	11,917	44,997	36,012
Total expenses	77,502	152,791	62,363	294,475	185,973
Interest income	(261)	(739)	(348)	(1,366)	(1,153)
Loss before allocation to minority interest	(15,771)	(92,808)	(13,703)	(120,332)	(57,364)
Minority interest	582	3,814	530	4,794	4,144
Loss from continuing operations	(15,189)	(88,994)	(13,173)	(115,538)	(53,220)
Income (loss) from discontinued operations	(508)	(36,945)	738	(38,805)	2,631
Gain (loss) on sale of discontinued operations	52	—	(2,292)	(678)	(2,292)
Minority interest in discontinued operations	30	1,588	93	1,761	(37)
Net loss	(15,615)	(124,351)	(14,634)	(153,260)	(52,918)
Preferred stock dividend	(2,578)	(2,578)	(2,577)	(7,734)	(6,388)
Net loss attributable to common stockholders	$(18,193)	$(126,929)	$(17,211)	$(160,994)	$(59,306)

Loss per share from continuing operations
Basic loss per share	$(0.43)	$(2.24)	$(0.39)	$(3.02)	$(1.61)
Diluted loss per share	$(0.43)	$(2.24)	$(0.39)	$(3.02)	$(1.61)

Income (loss) per share from discontinued operations
Basic (loss) income per share	$(0.02)	$(0.86)	$(0.03)	$(0.92)	$0.01
Diluted income (loss) per share	$(0.02)	$(0.86)	$(0.03)	$(0.92)	$0.01

Loss per share attributable to common stockholders
Basic loss per share	$(0.45)	$(3.10)	$(0.42)	$(3.94)	$(1.60)
Diluted loss per share	$(0.45)	$(3.10)	$(0.42)	$(3.94)	$(1.60)

Weighted average share information
Common shares outstanding	40,877	40,886	40,857	40,875	36,996

Affordable Residential Communities Inc.

Unaudited Calculation of Funds from Operations (“FFO”)

(Amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30,	September 30,		September 30,
	2005	2005	2004	2005	2004
Reconciliation of FFO:
Loss from continuing operations	$(15,189)	$(88,994)	$(13,173)	$(115,538)	$(53,220)
Plus:
Depreciation and amortization	18,034	18,546	14,949	51,625	40,667
Income (loss) from discontinued operations	(508)	(36,945)	738	(38,805)	2,631
Depreciation and amortization from discontinued operations	4,172	4,160	4,861	13,341	13,109
Less:
Amortization of loan origination fees	(1,911)	(2,107)	(725)	(5,879)	(2,448)
Depreciation expense on furniture, equipment and vehicles	(529)	(577)	(363)	(1,528)	(813)
Minority interest portion of FFO reconciling items	(1,002)	727	(1,078)	(1,157)	(3,310)
FFO (a)	3,067	(105,190)	5,209	(97,941)	(3,384)
Less: preferred stock dividends	(2,578)	(2,578)	(2,577)	(7,734)	(6,388)
FFO available to common stockholders	$489	$(107,768)	$2,632	$(105,675)	$(9,772)

FFO per share available to common stockholders	$0.01	$(2.64)	$0.06	$(2.59)	$(0.26)
Weighted average share information:
Common shares outstanding	40,877	40,886	40,857	40,875	36,996

(a)

Our FFO for the nine months ended September 30, 2004 includes $31.2 million of costs related to the IPO, the financing transaction and the Hometown acquisition. FFO for the nine months ended September 30, 2005 includes $69.8 million of goodwill impairment charges and a $34.8 impairment charge on assets held for sale.

Affordable Residential Communities Inc.

Unaudited Real Estate Net Segment Income

(Amounts in thousands, except homesite data)

	Same Communities (4)		Real Estate Segment (4)
	2005	2004	2005	2004
Three Months Ended September 30:
Average total homesites	29,322	29,545	49,582	49,442
Average total rental homes	5,196	4,971	7,353	6,206
Average occupied homesites - homeowners	21,186	21,928	36,737	37,603
Average occupied homesites - rental homes	4,635	3,396	6,404	3,896
Average total occupied homesites	25,821	25,324	43,141	41,499
Average occupancy - rental homes	89.2%	68.3%	87.1%	62.8%
Average occupancy - total	88.1%	85.7%	87.0%	83.9%

Real estate revenue
Homeowner rental income	$18,587	$18,812	$31,924	$32,599
Home renter rental income	8,385	6,921	11,373	7,937
Other	92	109	222	296
Rental income	27,064	25,842	43,519	40,832
Utility and other income	3,015	2,742	4,680	4,159
Total real estate revenue	30,079	28,584	48,199	44,991
Real estate expenses
Property operations expenses	10,850	10,572	17,645	16,588
Real estate taxes	2,349	2,218	3,453	3,312
Total real estate expenses	13,199	12,790	21,098	19,900

Real estate net segment income	$16,880	$15,794	$27,101	$25,091

Average monthly real estate revenue per total occupied homesite (1)	$388	$376	$372	$361
Average monthly homeowner rental income per homeowner occupied homesite (2)	$292	$286	$290	$289
Average monthly real estate revenue per total homesite (3)	$342	$322	$324	$303

(1)	Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.
(2)

Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)	Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.
(4)	Real estate segment and homesite data excludes discontinued operations.

Affordable Residential Communities Inc.

Unaudited Real Estate Net Segment Income

(Amounts in thousands, except homesite data)

	Same Communities (4)		Real Estate Segment (4)
	2005	2004	2005	2004

Nine Months Ended September 30:
Average total homesites	29,455	29,545	49,980	44,436
Average total rental homes	5,008	4,603	6,840	5,438
Average occupied homesites - homeowners	21,247	22,406	36,936	34,202
Average occupied homesites - rental homes	4,182	3,186	5,520	3,493
Average total occupied homesites	25,429	25,592	42,456	37,695
Average occupancy - rental homes	83.5%	69.2%	80.7%	64.2%
Average occupancy - total	86.3%	86.6%	84.9%	84.8%

Real estate revenue
Homeowner rental income	$56,007	$57,450	$96,306	$87,729
Home renter rental income	22,627	20,059	29,618	21,967
Other	290	340	737	777
Rental income	78,924	77,849	126,661	110,473
Utility and other income	8,625	7,908	13,359	11,108
Total real estate revenue	87,549	85,757	140,020	121,581
Real estate expenses
Property operations expenses	29,633	27,914	48,822	40,423
Real estate taxes	7,093	6,723	10,480	9,260
Total real estate expenses	36,726	34,637	59,302	49,683

Real estate net segment income	$50,823	$51,120	$80,718	$71,898

Average monthly real estate revenue per total occupied homesite (1)	$383	$372	$366	$358
Average monthly homeowner rental income per homeowner occupied homesite (2)	$293	$285	$290	$285
Average monthly real estate revenue per total homesite (3)	$330	$323	$311	$304

As of September 30:
Total communities	154	154	237	237
Total homesites	29,249	29,545	49,491	50,260
Occupied homesites	25,869	25,293	43,286	42,243
Total rental homes owned	5,467	5,072	7,865	6,435
Occupied rental homes	4,784	3,652	6,753	4,294

(1)	Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.
(2)

Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)	Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.
(4)	Real estate segment and homesite data excludes discontinued operations.

Affordable Residential Communities Inc.

Unaudited Reconciliation of Net Segment Income to Net Loss

Attributable to Common Stockholders

(Amounts in thousands)

	Three Months Ended September 30,
	Same Communities (a)		As Reported
	2005	2004	2005	2004
Net segment income:
Real estate	$16,880	$15,794	$27,101	$25,091
Retail home sales	—	—	(4,331)	(2,315)
Finance and insurance	(585)	(262)	(585)	(262)
Corporate and other	(234)	(22)	(234)	(22)
	16,061	15,510	21,951	22,492

Other expenses:
Property management	2,006 (b)	1,285 (b)	3,087	1,978
General and administrative	7,021 (c)	4,391 (c)	7,102	4,441
Early termination of debt	—	—	—	3,258
Depreciation and amortization	11,197	9,517	18,546	14,949
Goodwill impairment	—	—	69,774	—
Interest expense	9,799	8,495	16,989	11,917
Total other expenses	30,023	23,688	115,498	36,543
Interest income	(739)	(348)	(739)	(348)
Loss before allocation to minority interest	(13,223)	(7,830)	(92,808)	(13,703)
Minority interest	543	303	3,814	530
Loss from continuing operations	(12,680)	(7,527)	(88,994)	(13,173)
Income from discontinued operations	—	—	(36,945)	738
Loss on sale of discontinued operations	—	—	—	(2,292)
Minority interest in discontinued operations	—	—	1,588	93
Net loss	(12,680)	(7,527)	(124,351)	(14,634)
Preferred stock dividend	—	—	(2,578)	(2,577)
Net loss attributable to common stockholders	$(12,680)	$(7,527)	$(126,929)	$(17,211)

(a)

Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2004 and the communities sold or held for sale before September 30, 2005.

(b)	Prorated based on 154 communities as compared to 237 at September 30, 2005.
(c)	Excludes amortization of restricted stock issued in connection with the IPO.

Affordable Residential Communities Inc.

Unaudited Reconciliation of Net Segment Income to Net Loss

Attributable to Common Stockholders

(Amounts in thousands)

	Nine Months Ended September 30,
	Same
	Communities (a)			As Reported
	2005	2004		2005	2004
Net segment income:
Real estate	$50,823	$51,120		$80,718	$71,898
Retail home sales	—	—		(7,567)	(3,545)
Finance and insurance	(1,391)	(344)		(1,391)	(344)
Corporate and other	(496)	(149)		(496)	(149)
	48,936	50,627		71,264	67,860
Other expenses:
Property management	5,098 (b)	3,279	(b)	7,846	5,046
General and administrative	18,313 (c)	13,290	(d)	18,720	23,550
Initial public offering related costs	—	—		—	4,417
Early termination of debt	—	—		—	16,685
Depreciation and amortization	31,167	29,039		51,625	40,667
Goodwill impairment	—	—		69,774	—
Interest expense	27,408	28,168		44,997	36,012

Total other expenses	81,986	73,776		192,962	126,377

Interest income	(1,366)	(964	)(e)	(1,366)	(1,153)

Loss before allocation to minority interest	(31,684)	(22,185)		(120,332)	(57,364)

Minority interest	1,262	1,603		4,794	4,144

Loss from continuing operations	(30,422)	(20,582)		(115,538)	(53,220)

Income from discontinued operations	—	—		(38,805)	2,631
Loss on sale of discontinued operations	—	—		(678)	(2,292)
Minority interest in discontinued operations	—	—		1,761	(37)

Net loss	(30,422)	(20,582)		(153,260)	(52,918)

Preferred stock dividend	—	—		(7,734)	(6,388)

Net loss attributable to common stockholders	$(30,422)	$(20,582)		$(160,994)	$(59,306)

(a)          Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2004 and the communities sold or held for sale before September 30, 2005.

(b)         Prorated based on 154 communities as compared to 237 at September 30, 2005.

(c)          Excludes amortization of restricted stock issued in connection with the IPO.

(d)         Excludes restricted stock expenses of $10.1 million recognized in connection with the IPO.

(e)          Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition.

Affordable Residential Communities Inc.

Unaudited Homeowner and Home Renter Activity

	For the Three Months Ended September 30,
	Same
	Communities		Real Estate Segment
	2005	2004	2005	2004

Homeowner activity:
Homeowner move ins	57	94	74	104
Homeowner move outs	(414)	(525)	(705)	(712)
Home sales	302	105	478	194
Repossession move outs	(91)	(218)	(164)	(314)
Net homeowner activity	(146)	(544)	(317)	(728)

Home renter activity:
Home renter move ins	194	1,183	370	1,495
Home renter lease with option to purchase move ins	1,127	24	1,628	34
Home renter move outs	(965)	(715)	(1,224)	(766)
Net home renter activity	356	492	774	763

Net activity	210	(52)	457	35
Acquisitions and other- homeowners	—	—	—	130
Net activity, including acquisitions and other	210	(52)	457	165

The following reconciles the above activity to the period end occupied homesites

Net homeowner activity	(146)	(544)	(317)	(598)
Occupied homeowner sites, beginning of period	21,231	22,185	36,850	38,547
Occupied homeowner sites, end of period	21,085	21,641	36,533	37,949

Net home renter activity	356	492	774	763
Occupied home renter sites, beginning of period	4,428	3,160	5,979	3,531
Occupied home renter sites, end of period	4,784	3,652	6,753	4,294

Total occupied homesites, end of period	25,869	25,293	43,286	42,243
Total occupancy percentage	88.4%	85.6%	87.5%	84.0%

Affordable Residential Communities Inc.

Unaudited Homeowner and Home Renter Activity

	For the Nine Months Ended September 30,
	Same
	Communities		Real Estate Segment
	2005	2004	2005	2004

Homeowner activity:
Homeowner move ins	468	265	391	316
Homeowner move outs	(1,351)	(1,074)	(2,246)	(2,136)
Home sales	1,133	156	1,885	285
Repossession move outs	(482)	(593)	(750)	(1,027)
Net homeowner activity	(232)	(1,246)	(720)	(2,562)

Home renter activity:
Home renter move ins	1,230	3,061	1,925	3,586
Home renter lease with option to purchase move ins	2,359	24	3,386	34
Home renter move outs	(2,543)	(2,475)	(3,109)	(2,368)
Net home renter activity	1,046	610	2,202	1,252

Net activity	814	(636)	1,482	(1,310)
Acquisitions and other- homeowners	—	—	—	17,624
Net activity, including acquisitions and other	814	(636)	1482	16314

The following reconciles the above activity to the period end occupied homesites

Net homeowner activity	(232)	(1,246)	(720)	15,062
Occupied homeowner sites, beginning of period	21,317	22,887	37,253	22,887
Occupied homeowner sites, end of period	21,085	21,641	36,533	37,949

Net home renter activity	1,046	610	2,202	1,252
Occupied home renter sites, beginning of period	3,738	3,042	4,551	3,042
Occupied home renter sites, end of period	4,784	3,652	6,753	4,294

Total occupied homesites, end of period	25,869	25,293	43,286	42,243
Total occupancy percentage	88.4%	85.6%	87.5%	84.0%

Affordable Residential Communities Inc.

Unaudited Consolidated Balance Sheets

(Amounts in thousands)

	September 30,	December 31,
	2005	2004

Assets
Rental and other property, net	$1,320,794	$1,247,651
Assets held for sale	280,298	361,563
Cash and cash equivalents	49,497	40,180
Tenant notes and other receivables, net	37,373	17,512
Inventory	125	11,225
Loan origination costs, net	15,900	12,385
Loan reserves	39,784	31,004
Goodwill	—	69,774
Lease intangibles and customer relationships, net	11,856	15,580
Prepaid expenses and other assets	13,845	6,128
Total assets	$1,769,472	$1,813,002

Liabilities and Stockholders’ Equity
Notes payable	$1,071,502	$870,338
Liabilities related to assets held for sale	140,781	165,913
Accounts payable and accrued expenses	29,909	35,233
Dividends payable	1,887	15,505
Tenant deposits and other liabilities	13,539	10,307
Total liabilities	1,257,618	1,097,296

Minority interest	33,512	56,659

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, 5,750,000 shares authorized, 5,000,000 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively; liquidation preference of $25 per share plus accrued but unpaid dividends	119,108	119,108
Common stock, $.01 par value, 100,000,000 shares authorized, 41,016,595 and 40,874,061 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	410	409
Additional paid-in capital	792,090	790,528
Unearned compensation	(858)	(235)
Accumulated other comprehensive income	1,008	1,208
Retained deficit	(433,416)	(251,971)
Total stockholders’ equity	478,342	659,047
Total liabilities and stockholders’ equity	$1,769,472	$1,813,002